April 19, 2017

Bellridge Capital LP

Gentlemen:

Reference is made to the certain Securities Purchase Agreement dated as of March 14, 2017 (the “Securities Purchase Agreement”) between Pressure BioSciences, Inc. and Bellridge Capital LP (“Bellridge”). Notwithstanding anything to the contrary in the Securities Purchase Agreement, the 250,000 shares of the Company’s Common Stock referred to in Section 2.2 (c) (iii) shall be issued and delivered (in accordance with delivery instructions provided from time to time by Bellridge to the Company) to Bellridge Capital LP in accordance with the following schedule:

(i)	25,000 shares of the Company’s Common Stock shall be issued on April 19, 2017;

(ii)	75,000 shares of the Company’s Common Stock shall be issued no later than 60 days from April 19, 2017;

(iii)	75,000 shares of the Company’s Common Stock shall be issued no later than 120 days from April 19, 2017; and

(iv)	75,000 shares of the Company’s Common Stock shall be issued no later than 180 days from April 19, 2017.

Notwithstanding the foregoing, issuances of the Company’s Common Stock with respect to (ii) – (iv) above shall only be due and owing in the event that the Debenture (defined below) remains outstanding at the time such issuance is due, provided however, if the above-referenced shares are not timely issued and delivered to Bellridge within thirty (30) trading days it shall constitute an Event of Default under the Debenture.

In addition any references in the Securities Purchase Agreement or the 10% Original Issue Discount Convertible Debenture Due November 13, 2017 (“Debenture”) to Notes or similar descriptive words is deemed to be a reference to the Debenture.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this letter agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this letter agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Other than as specifically modified as sated in this letter agreement, the provisions of the Securities Purchase Agreement and Debenture as modified herein shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. Bellridge does not in any way waive the Company’s obligations to comply with any of the provision, covenants and terms of the Securities Purchase Agreement or Debenture nor does Bellridge waive any other right it may have in law or in equity.

Very truly yours,

Pressure BioSciences, Inc.

By:
Richard T. Schumacher
President and CEO

Agreed and Accepted:

Bellridge Capital LP

By: